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EXHIBIT 10.48




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                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Sublease") dated March 21, 1996 is by and between SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation
("Sublandlord") and SUBURBAN CABLE TV CO. INC., a Pennsylvania corporation ("Subtenant").

                                   ARTICLE I.
                              BASIC SUBLEASE TERMS

     Whenever used in this Sublease without further qualification, the following terms shall have the respective meanings given to those terms in this Article I.

     1.1.       Building.   200 Cresson Boulevard
                            Oaks, Upper Providence Township
                            Montgomery County, PA

     1.2.       Premises.   The parcel or tract of land located at
                            200 Cresson Blvd described in Exhibit "A" together with the building situated thereon and the parking areas adjacent to the building.

     1.3.       Subleased Area.  57,000 rentable square feet.

     1.4.       Total Building Area.  57,000 rentable square feet

     1.5.       Subtenant's Pro-Rata Share. 100%

     1.6.       Sublease Term.  Three (3) years.

     1.7.       Commencement Date.  June 15, 1996

     1.8.       Expiration Date.  June 14, 1999

     1.9.       Base Rent.        $663,480.00 per year

     1.10.      Monthly Installment of Base Rent.  $55,290.00 per
                 month



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     1.11.     Address of Sublandlord.

               422 Business Center
               Montgomery Avenue
               Oaks, PA 19456
               Attention:  James R. Appleby, Jr., President

     1.12.     Address of Subtenant.

               200 Cresson Boulevard
               P.O. Box 989
               Oaks, Pa l9456-0989
               Attention:  H. F. Lenfest, President

               Copy of notices to be sent to:

               Samuel W. Morris, Jr., Esquire
               Vice President - General Counsel
               Suburban Cable TV Co. Inc.
               P.O. Box 989
               200 Cresson Boulevard
               Oaks, PA l9456-0989

     1.13. Sublandlord's Share of Operating Expenses. An amount equal to the aggregate Operating Expenses during 1996 Base Year.

     1.14. Sublandlord's Share of Real Estate Taxes. An amount equal to the aggregate Real Estate Taxes during 1996 Base Year (i.e. fiscal year 1995-1996 for School District taxes and calendar year 1996 for County and Township taxes).

     1.15.     Use.  General office.

     1.16. Initial Period. The period of fourteen (14) days after the date of this Sublease set forth above.

     1.17. Mortgagees. Collectively, the holder of a mortgage or other financing instrument affecting the Premises from time to time including American
               United Life Insurance Company ("AULIC"),
               Pennsylvania Industrial Development Authority


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                   ("PIDA"), and Montgomery County Industrial
                       Development Corporation ("MCIDC").

                                   ARTICLE II.
                                    PREMISES

     2.1. Sublease of Premises. Sublandlord hereby leases to Subtenant and Subtenant leases from Sublandlord, for the term and upon the conditions and covenants set forth in this Sublease, the Premises identified in Section 1.2 of this Sublease, which Sublandlord represents consists of the approximate amount of rentable square feet specified in Section 1.3. The Premises are depicted in the space plans attached as Exhibit "A" but the depiction of possible uses or locations on Exhibit "A" shall not be construed to be a warranty or representation by Sublandlord that any such uses or locations presently exist or will continue to exist. Subtenant's share of the total amount of square feet of the Building is agreed to be equal to the Subtenant's Pro-rata Share specified in Section 1.5.

     2.2. Parking. Subtenant, its employees and customers shall have the right to park in the parking areas adjacent to the Building. Subtenant shall have the right to designate parking spaces as reserved and to place signs so indicating subject to applicable laws and ordinances and restrictions of record.

     2.3. Option to Purchase Premises. SLT Properties, Inc. ("Fee Owner") joins with Sublandlord in this Sublease to grant to Subtenant an option to purchase the Premises upon the terms and conditions set forth in this Section 2.3 (the "Purchase Option") and the Agreement of Sale described in Section 3.3(b) below (the "Agreement of Sale").

          (a) Notice; Closing Date.. Subtenant must exercise the Purchase Option, if at all, by notice to Sublandlord and Fee Owner not later than January 1, 1999 accompanied by the Agreement of Sale signed by Subtenant. The notice shall state a closing date (the "Closing Date") under the Purchase Option not later than the Expiration Date of the Term (not including the Extension Period). Notwithstanding the foregoing, the Purchase Option shall automatically terminate on the day before the commencement of any condemnation proceedings against the Premises.


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          (b) Option Purchase Price. The purchase price for the Premises shall be the sum of FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND ($4,750,000.00) DOLLARS payable by Subtenant to Fee Owner on the Closing Date in accordance with the terms and conditions of the Agreement of Sale.

          (c) Termination. Subtenant cannot exercise the Purchase Option if an event of default under this Sublease has occurred at the time of its election and is continuing uncured. This Purchase Option will terminate automatically with any termination or expiration of the Sublease.

          (d) Non-Transferrable. This Purchase Option is personal to Subtenant and is not transferrable to any other person or entity except as may be otherwise provided in the Agreement of Sale.

                                  ARTICLE III.
                                      TERM

     3.1. Term. The Term of this Sublease shall be the term specified in
Section 1.6, commencing on the Commencement Date and ending, without the necessity for notice from either party to the other, at midnight on the Expiration Date unless sooner terminated pursuant to any provision of this Sublease.

     3.2. Early Possession.

          (a) Early Possession. Sublandlord agrees to permit Subtenant to gain access to, and take possession of, the basement and the second floor of the Premises at any time on or after May 1, 1996. All obligations of Subtenant under this Sublease (other than the payment of Monthly Installments) shall commence as of May 1, 1996 or, if earlier, the date Subtenant, its contractors or employees enter upon the Premises for purposes of preparation of the Premises for Subtenant's occupancy except that Subtenant shall not have any obligation to pay for utilities or other monetary obligations under the Sublease prior to May 1, 1996. Based upon the amount of space within the Premises occupied by Subtenant and Sublandlord, Subtenant shall reimburse Sublandlord for Subtenant's proportionate share of the expenses described in Sections 4.6(b), (c) (other than the cost of Tenant's telecommunications services which Tenant shall pay) and (e) for the period May 1, 1996 until the Commencement Date. Without


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limiting Subtenant's other obligations, Subtenant shall deliver to Sublandlord prior to entry upon the Premises certificates of insurance and waivers of mechanics liens on behalf of Subtenant and any contractors entering upon the Premises at the request of Subtenant. Subtenant has requested, and Sublandlord has agreed, to permit Subtenant to commence renovation, wiring and space planning of the basement and of the second floor corporate offices prior to May 1, 1996, but after expiration of the Initial Period.

          (b) No Advancement. Neither early possession nor early access shall advance the Expiration Date of this Sublease.

     3.3. Contingencies.

          (a) Inspection. Subtenant shall have the right, at Subtenant's sole cost and expense, to have the Premises, including but not limited to the structural components, roof, electrical, plumbing and HVAC systems and components, inspected by the engineer or other inspection company of Subtenant's selection. If the written report of such inspections discloses structural defects or that any of the building systems are not in good working order, then Subtenant shall have the right to terminate this Sublease upon notice to Sublandlord prior to the expiration of the Initial Period accompanied by the written inspection reports, unless Sublandlord agrees to, and does, cure such deficiencies prior to the Commencement Date.

          (b) Agreement of Sale. During the Initial Period, Fee Owner, Subtenant and Sublandlord shall negotiate in good faith the terms and conditions of the Agreement of Sale to be initialled by the parties for identification purposes and incorporated (subject to any confidentiality provisions contained therein) into this Sublease as Exhibit "B". If the parties fail to reach agreement on the form of Agreement of Sale within the Initial Period, either Sublandlord or Subtenant may terminate this Sublease upon five (5) days notice to the other.

          (c) Consent; Non-Disturbance. During the Initial Period, Sublandlord shall seek such consents of the Mortgagees as may be required for Sublandlord to enter into this Sublease and to request from the Mortgagees non-disturbance agreements substantially in the form of Exhibit "C" attached hereto and incorporated herein (the "Non-Disturbance Agreements"). If


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Sublandlord fails to obtain the consents of the Mortgagees to this Sublease,
Sublandlord may terminate this Sublease by notice to Subtenant not later than the expiration of the Initial Period. If Sublandlord fails to deliver Non-Disturbance Agreements from all Mortgagees to Subtenant prior to the expiration of the Initial Period, Subtenant shall have the right to terminate this Sublease upon notice to Sublandlord within three days after the expiration of the Initial Period. Failure of Subtenant to notify Sublandlord of its election to terminate the Sublease on account of the failure to deliver Non-Disturbance Agreements shall be deemed a waiver of such requirement.

     3.4. Delivery of Possession. Subtenant shall be deemed to have taken possession of the Premises when the earliest of any of the following occur: (a) June 15, 1996; or (b) Subtenant commences to occupy or otherwise make use of the Premises (other than preparation described in Section 3.2(b) above). Subtenant agrees that, upon the request of Sublandlord, Subtenant will execute a document certifying the date on which Subtenant took possession of the Premises and the applicable Commencement Date and Expiration Date of this Sublease.

     3.5. Option to Extend Term. Subtenant may extend the Term of this Sublease provided Subtenant exercises its rights to extend strictly in accordance with this Section.

          (a) Notice. Subtenant may extend the Term of this Sublease only by delivery of notice to Sublandlord not later than January 1, 1999. If Subtenant elects to exercise the Purchase Option under Section 2.3, Subtenant may not elect to extend the Term under this Section 3.5; provided, however, that if the conditions precedent to Closing under the Agreement of Sale are not met through no fault of Subtenant, then upon termination of the Agreement of Sale, Subtenant shall have a period of fifteen (15) days to elect to extend the Term as set forth in this Section 3.5.

          (b) Extension of Term. Subtenant may extend the Term one time only for an additional two (2) year period (the "Extension Period") subject to all of the conditions of this Sublease but with the rent adjustment applicable to the Extension Period described in Article IV below.


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          (c) No Event of Default. Subtenant cannot elect to extend the Term of this Sublease if an event of default has occurred at the time of its election and is continuing uncured.

     3.6. Holding Over. If Subtenant remains in possession of the Premises or any part thereof after the expiration of the Term (except under a written extension agreement with Sublandlord), such occupancy shall be a tenancy from month to month at a monthly rental equal to 150% of the Monthly Installment payable under this Sublease for the month immediately preceding the Expiration Date. The foregoing provisions of this Section shall neither be construed to give the Subtenant any right to remain in possession of the Premises or any part thereof after the expiration of the Term nor to waive any of the Sublandlord's rights under this Sublease to collect any damages to which it may be entitled, whether direct or consequential.

                                   ARTICLE IV.
                              RENT; ADDITIONAL RENT

     4.1. Base Rent. Subtenant shall pay, without demand and without deduction or setoff, to Sublandlord as annual Base Rent the sum set forth in Section 1.9, payable in advance, in equal Monthly Installments in the amount set forth in
Section 1.10 on the first day of each calendar month during the Term subject to adjustment as set forth in this Sublease.

          (a) Proration. Base Rent for any period during the Term which is less than one calendar month shall be a pro rata portion of the Monthly Installment based upon the actual number of days the Sublease is in effect during said calendar month.

          (b) Payment Terms. All rents shall be payable in lawful money of the United States of America without notice or demand and without any deduction, offset or abatement, and shall be payable to Sublandlord at the address for payments stated in Section 1.11 or to such other persons or at such other places as Sublandlord may designate in writing. The payment of Base Rent under this Sublease shall be an independent covenant.

     4.2. CPI Adjustment. If Subtenant has exercised its option to extend the Term of the Sublease as set forth in Section 3.5, the Base Rent (and corresponding Monthly Installments) during the Extension Period, shall be increased as follows:


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          (a) First Year. Commencing June 15, 1999, the Base Rent and
(corresponding Monthly Installments) shall be increased by a percentage equal to the aggregate increase in the CPI Index from the CPI Index last published prior to the Commencement Date through the CPI Index last published prior to June 15, 1999.

          (b) Second Year. Commencing June l5, 2000, the Base Rent and (corresponding Monthly Installments) shall be increased by a percentage equal to the aggregate increase in the CPI Index from the CPI Index last published prior to June 15, 2000 through the CPI Index last published prior to June 15, 2000.

          (c) CPI Index. The term "CPI Index" means the Consumer Price Index last published prior to the applicable reference date by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items and Major Group Figures for Urban Wage Earners and Clerical Workers (1982-84). If a substantial change is made in the manner of computing the CPI Index, then the index will be adjusted to the figure that would have been used had the manner of computing the index in effect at the date of this Lease had not been altered. If the index (or a successor or substitute index) is not available, a reliable governmental or other nonpartisan publication selected by Sublandlord evaluating the information used in determining the index will be used.

     4.3. Additional Rent. Both Subtenant and Sublandlord expressly understand and agree that all other sums, excepting Base Rent, which may from time to time become due under this Sublease shall be deemed Additional Rent. Additional Rent shall include, but not be limited to, late charges, interest, Subtenant's Pro-Rata Share of Shared Expenses (as defined in Section 4.5), attorneys' fees, security deposits and any cash bonds or escrows which may by circumstance be required to be posted hereunder. Both Subtenant and Sublandlord expressly understand and agree that all monies paid by Subtenant under this Sublease shall, at the option of Sublandlord, be first credited to Additional Rent (and allocated among different items of Additional Rent as Sublandlord may determine), and only then to Base Rent. All payments of Additional Rent shall be in lawful money of the United States of America, shall be paid without any deduction, offset or abatement, and shall be payable to Sublandlord at the address for payments stated in Section 1.11 or to such other persons or at such other places as Sublandlord may


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designate in writing.  The obligation to make payments of
Additional Rent hereunder shall be an independent covenant.

     4.4. Acceptance of Rental Payments. No acceptance by Sublandlord of a lesser sum than the Base Rent and/or Additional Rent then due shall be deemed to be other than on account of the earliest amount of such rental due (unless Sublandlord elects otherwise), nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction or compromise and settlement, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such payments due or to pursue any other remedy as provided in this Sublease.

     4.5. Subtenant's Pro-Rata Share of Shared Expenses. Commencing on the first day of the first January following the Commencement Date, and continuing thereafter during the term of this Sublease, Subtenant shall pay to Sublandlord monthly in advance on the first day of each month, without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America, 1/12th of the amount of the Subtenant's Pro-Rata Share of Shared Expenses as estimated by Sublandlord to be incurred for the calendar year in which the monthly payments are to be made. If the Expiration Date is not December 31, the monthly payments owing hereunder during the last partial calendar year of the Sublease shall be appropriately adjusted. The term "Shared Expenses" shall mean the amount by which Operating Expenses (as defined in Section 4.5(a) below) and Real Estate Taxes (as defined in Section 4.5(b) below) incurred in any period exceed the amounts of Sublandlord's obligations for the same as set forth, respectively, in Section 1.13 and Section 1.14. The term "Building" as used in this Section 4.5 shall include the parking areas adjacent to the Building, the parcel of land on which the Building is situated, and improvements or facilities servicing the Building or utilized in common by the Building and other buildings upon or adjacent to the real property on which the Building stands.

          (a) Operating Expenses. Sublandlord agrees to expend as its share of Operating Expenses paid for and sustained by the Sublandlord during any calendar year an amount not greater than that specified in Section 1.13. Said sum shall constitute the maximum payable by Sublandlord as its contribution toward Operating Expenses. The term "Operating Expense" means the total amounts paid or payable, whether by the Sublandlord or otherwise on


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behalf of the Sublandlord, in connection with maintenance of the elevator and
HVAC servicing the Building, pest control, insurance pursuant to Section 8.2 below, and window cleaning.

          (b) Real Estate Taxes. Sublandlord agrees to expend as its share of Real Estate Taxes paid for and sustained by the Sublandlord during any calendar year an amount not greater than that specified in Section 1.14. Sublandlord represents and warrants that the amount of Real Estate Taxes for the l996 Base Year is $75,065.65. Said sum shall constitute the maximum payable by Sublandlord as its contribution toward Real Estate Taxes. Real Estate Taxes shall include general and special taxes, assessments, duties and levies, charged and levied upon or assessed against the Building and/or any improvement situated on the real property on which the Building stands, any leasehold improvement, fixtures, installations, additions and equipment used in the maintenance or operation of the Building, whether owned by Sublandlord or Subtenant, not paid directly by the Subtenant. Further, if at any time during the Term of this Sublease, the method of taxation of real estate prevailing as of the date of this Sublease shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Sublandlord, wholly or partially, as a capital levy or otherwise, or on, or measured by the rents received from the Building, then such new or altered taxes attributable to the Premises shall be deemed to be included within the term "Real Estate Taxes" for purposes of this paragraph.

          (c) Estimates. In each calendar year after the year in which the Commencement Date occurs, Sublandlord shall send to Subtenant a statement (the "Sublandlord's Statement") which shall set forth the actual amount of Shared Expenses and Subtenant's Pro-Rata Share thereof for the preceding calendar year or portion thereof and the estimated amount of Shared Expenses and Subtenant's Pro-Rata Share thereof for the calendar year in which the Sublandlord's Statement is given. Sublandlord's failure to render a Sublandlord's Statement with respect to any period shall not eliminate or reduce Subtenant's obligation to pay Shared Expenses and shall not prejudice Sublandlord's right to render a Sublandlord's Statement with respect to any subsequent period. The obligations of Subtenant under the provisions of this Section with respect to any increase in rent shall survive the expiration or any sooner termination of the Term of the Sublease. Within


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fifteen (15) days next following the notification by Sublandlord of the contents of its Sublandlord's Statement, Subtenant shall pay to Sublandlord the entire amount of Subtenant's Pro-Rata Share of actual Shared Expenses for the prior period covered by the Sublandlord's Statement less the amount of Shared Expenses actually paid by Subtenant for said period, plus Subtenant shall also then pay to Sublandlord such amount as is necessary to assure that, through the calendar month in which the Sublandlord's Statement is given, the Subtenant has paid to Sublandlord the full amount of estimated Shared Expenses for the calendar year in which Sublandlord's Statement is given as if the Sublandlord's Statement were given on January 1 of said calendar year. For each month following for the remainder of said calendar year, Subtenant shall pay the monthly estimated
Shared Expenses set forth in the Sublandlord's Statement. In the event that the estimated payments made by the Subtenant in the calendar year preceding the date on which the Subtenant is given notice of the Sublandlord's Statement exceed the Subtenant's Pro-Rata Share of actual Shared Expenses for such calendar year, then should the Subtenant not be otherwise in default hereunder, the amount of such excess shall be applied by the Sublandlord to the next succeeding installments of monthly estimated payments of Shared Expenses.

          (d) Statements. All reasonable determinations by Sublandlord pursuant to this Section shall be presumed to be correct. Until Subtenant is advised of the adjustment in its obligation to pay Shared Expenses, if any, pursuant to the provisions of this Section, Subtenant's monthly rental shall continue to be paid at the then current rent (including all prior adjustments thereto pursuant to this Sublease). Upon written notice to Sublandlord of not less than fifteen (15) business days, Subtenant shall have the right to review the documentation relied upon by Sublandlord relating to the computation of Shared Expenses, which review shall occur at Sublandlord's address for notices specified in Section 1.11. All Shared Expenses shall be computed on the actual basis. In computing Shared Expenses, no cost or expense may be accounted more than once, any expenses which are paid by the proceeds of insurance shall be excluded, and any expenses which are separately metered or billed directly to and separately paid by Subtenant shall be excluded. Subtenant shall have the right to cause an audit to be made of Sublandlord's computation of Shared Expenses, at the location of the Sublandlord, at Subtenant's sole expense, not more frequently


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than once per calendar year. Subtenant shall not be entitled to withhold or deduct any portion of Base Rent or Additional Rent during the pendency of any such audit. Any errors disclosed by such audit shall be promptly corrected, provided that Sublandlord shall have the right to cause another independent audit to be made of such computations, at Sublandlord's expense, and in the event of a disagreement between the auditors, the two auditors shall appoint a third auditor whose determination shall be final if it is between the deeterminations of the first two auditors; otherwise, the determination of the auditor who is closest to the third audit shall control.

     4.6. Other Subtenant Expenses.

          (a) Personal Property Taxes. Subtenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, equipment and all other personal property of Subtenant contained in the Premises or elsewhere. If such taxes are assessed to Sublandlord's property, Subtenant shall pay Sublandlord the taxes attributable to Subtenant within ten
(10) days after receipt of a written notice from Sublandlord setting forth the taxes applicable to Subtenant's property, and if Subtenant fails to do so, Sublandlord may make such payment and the amount so paid, together with interest thereon from the date paid, shall be deemed to be Additional Rent and shall be due and payable to Sublandlord on the next succeeding date on which a Monthly Installment is due. Subtenant shall promptly deliver to Sublandlord, upon Sublandlord's written request, receipts for payments of all taxes, charges, rates, dues, assessments and licenses in respect of all improvements, equipment and facilities of the Subtenant on or in the Premises which were due and payable within a period up to one year prior to Sublandlord's making such request.

          (b) Utility Charges and Services. Subtenant shall separately arrange and pay for the furnishing of and use of all gas, electric, water, sewer and telecommunications services supplied to the Building during the Term and Sublandlord shall have no liability in connection therewith. If billed to Sublandlord, rather than Subtenant, Subtenant agrees to pay to Sublandlord, as Additional Rent, promptly upon demand therefor by Sublandlord, the amount determined to be due to the providers of


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such services to the Building (including lighting of the parking area).

          (c) Janitorial; Trash Removal; Landscaping. Subtenant shall separately arrange and pay for janitorial service, cleaning supplies and trash removal for the Premises and ordinary maintenance of the landscaping, sidewalks and parking areas adjacent to the Building (such as grass cutting and snow removal).

          (d) Security. Subtenant shall separately arrange and pay for any security, guards or other protection services desired by Subtenant.

          (e) Use and Occupancy Tax. Subtenant shall pay to Sublandlord, promptly as and when due, all Use & Occupancy Tax imposed upon or allocated to the Premises whether charged to Sublandlord or Subtenant.

                                   ARTICLE V.
                    USE; COMPLIANCE WITH LAWS AND REGULATIONS

     5.1. Use. The Premises shall be used and occupied only for the use specified in Section 1.15 provided that the foregoing shall not be construed as a representation or guarantee by the Sublandlord that such business may lawfully be conducted on the Premises.

     5.2. Compliance With Law. In the event it is determined by the applicable governmental unit that the Premises violates any building code, regulation or ordinance, then it shall be the obligation of the Sublandlord, after written notice from Subtenant which includes a copy of the governmental unit's determination, to promptly, at Sublandlord's sole cost and expense, rectify any such violation. In the event Subtenant does not give to Sublandlord written notice of any such violation within forty-five (45) days from the date on which Subtenant takes possession of the Premises, it shall be presumed that such violation, whether the same is patent or latent, did not exist and the correction of the same shall be the obligation and expense of the Subtenant at the direction of the Sublandlord unless Subtenant can establish that such violation in fact existed prior to the Commencement Date; provided, however, that nothing in this Section shall be construed to require or permit


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the Subtenant to make any structural changes to the Building not caused by
Subtenant's improvements or the nature of Subtenant's occupancy of the Premises.

     5.3. Hazardous Materials.

          (a) Subtenant covenants not to introduce any hazardous or toxic materials onto the Building, the Premises, or the grounds surrounding the Building, without i) first obtaining Sublandlord's written consent and ii) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits.

          (b) If Subtenant's transportation, storage, use or disposal of hazardous or toxic materials on the Building, the Premises, or the grounds surrounding the Building results in i) contamination of the soil or the surface or ground water or ii) loss or damage to person(s) or property, then Subtenant agrees to respond in accordance with the requirements of this Section and applicable laws.

          (c) Subtenant agrees i) to notify Sublandlord immediately of any contamination, claim of contamination, loss or damage, ii) after consultation and approval by Sublandlord, to clean up and iii) to indemnify, defend and hold Sublandlord harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees, arising from or connected with any such contamination, claim of contamination, loss or damage unless Subtenant can establish that the contamination preceded the Commencement Date. The provisions of this Section shall survive the termination of this Sublease.

     5.4. Waste and Nuisance. Subtenant shall not commit, suffer or permit any waste, damage, disfiguration or injury to the Premises, the common areas in the Building, or the fixtures and equipment located therein or thereon. Subtenant shall not permit or suffer any overloading of the floors, roof or other structural components thereof, and shall not place therein any heavy business machinery, safes, computers, data processing machines, or other items heavier than customarily used for general office purposes without first obtaining the written consent of Sublandlord. Subtenant shall not use or permit to be used any part of the Building for any dangerous, noxious or


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offensive trade or business, and shall not cause or permit any nuisance, noise, action, or disturbance of other occupants, in, at or on the Premises.

     5.5. Condition of Premises. Subject to Sublandlord's completion of its obligations under Section 7.1(a), Subtenant hereby accepts the Premises in their condition existing as of the date of the commencement hereof, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. In addition, Subtenant shall, at Subtenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the use by Subtenant of the Premises.

     5.6. Insurance Cancellation. No use shall be made or permitted to be made of the Premises other than as offices, nor acts done which will cause the cancellation of any insurance policy covering the Premises or the Building, and if Subtenant's use of the Premises for any purpose other than as offices causes an increase in said insurance rates, Subtenant shall pay any such increase as Additional Rent, which, together with interest on any amount paid therefor by Sublandlord, shall be payable by Subtenant on the next succeeding date on which a Base Rental payment is due.

                                   ARTICLE VI.
                                BUILDING SERVICES

     6.1. Basic Services. Subject to any law, rule or governmental order or regulation, and further subject to any circumstance beyond the control of the Sublandlord, Sublandlord shall furnish the following services:

          (a) Elevator and HVAC maintenance;

          (b) Pest control; and

          (c) Window cleaning.

                              Page 30 of 135 Pages

     6.2. Limitations on Subtenant Use. Except with respect to any unfinished space in the Building, Subtenant shall not connect with any electric current except through existing electrical outlets in the Premises, or to any water pipes, any apparatus or device for the purposes of using electric current or water. With the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, Subtenant may maintain and operate data processing equipment on the Premises, but all additional costs in connection therewith (including, but not limited to, additional support flooring, insulation, electrical outlets and temperature maintenance facilities) shall be borne solely by Subtenant and the utility services utilized by or for such equipment shall be borne solely by Subtenant.

     6.3. Interruption of Services. Interruption or curtailment of any service maintained in the Building, if caused by strikes, mechanical difficulties, or for any other reason beyond Sublandlord's control, shall not entitle Subtenant to any claim against Sublandlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction. Unless due to the gross negligence of Sublandlord, Sublandlord shall not be liable to Subtenant for any injury or damage resulting from defects in the plumbing, heating, or electrical systems in the Building or for any damage resulting from water seepage into the Building or for any damage resulting from wind storm, hurricane or rain storm.

                                  ARTICLE VII.
                      MAINTENANCE, REPAIRS AND ALTERATIONS

     7.1. Sublandlord's Obligations.

          (a) As of Commencement Date. The Premises are being leased in an "As-Is" condition; however, prior to delivery of possession of the Premises to Subtenant, the carpets will be shampooed and cleaned and, where necessary, the walls will be patched, spackled and painted. Sublandlord shall be responsible for all maintenance and repairs with respect to the first floor of the Building prior to the time exclusive possession thereof is given to Subtenant, unless the need for such maintenance or repairs is caused by Subtenant or Subtenant's agents, employees, representatives, customers or invitees. Existing cabinetry, equipment and all other items related to the prior use of such space will be removed from the basement; the existing tile floor


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

will be patched and cleaned; and all of the basement walls will be patched, sealed and painted. The 10,000 square feet of unimproved space on the second floor of the Premises is being taken in an As-IS condition. Subtenant agrees that, except as set forth in this subsection (a), there is no promise, representation, or undertaking by or binding upon Sublandlord with respect to any construction, alteration, remodeling or redecorating in or to the Premises.

          (b) During the Term. Except for damage caused by any negligent or intentional act or omission of Subtenant, Subtenant's agents, employees, representatives, customers or invitees (in the event of which damage, Subtenant shall repair the damage, at its sole expense), Sublandlord shall keep in good order, condition and repair the structural portions of the Building (i.e. roof, bearing walls and foundation), provided that Sublandlord shall have no obligation to perform any act which is the obligation of Subtenant. Subtenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Subtenant the right to make repairs at Sublandlord's expense or to terminate this Sublease because of Sublandlord's failure to keep the Premises in good order, condition and repair. Other than as specifically provided in this Section, Sublandlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Building.

     7.2. Subtenant's Obligations. Subtenant, at Subtenant's expense, shall keep in good order, condition and repair the Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, electrical and lighting facilities and equipment within the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass and skylights located within the Premises. All repairs made by the Subtenant shall be at least of the same quality, design and class as that of the original work. All damage or injury to the Building or to the Premises, fixtures, appurtenances and/or equipment caused by the Subtenant moving property in or out of the Building or the Premises or by Subtenant's installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other cause of the Subtenant, its agents, employees, invitees, contractors or subcontractors shall be repaired,

                              Page 32 of 135 Pages
restored, or replaced promptly by the Subtenant at its sole cost and expense to the satisfaction of the Sublandlord. In the event that the Subtenant fails to keep the Premises in good order, condition and repair while this Sublease remains in effect, then thirty days after written demand (which written demand shall not be required in the case of an emergency), Sublandlord may enter the Premises to repair the Premises to good order and condition and make such repairs without liability to Subtenant for any loss or damage that may accrue to Subtenant's property or business by reason thereof, and upon completion thereof Subtenant shall pay to Sublandlord upon demand and as Additional Rent the cost of restoring the Premises to such good order and condition, together with interest thereon from the date paid.

     7.3. Surrender. On the last day of the Term hereof or on any sooner termination or date on which Subtenant ceases to possess the Premises, Subtenant shall surrender the Premises to Sublandlord in good and clean condition, ordinary wear and tear excepted. Prior to such surrender Subtenant shall repair any damage to the Premises occasioned by its removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from and against any liability (including reasonable attorneys' fees) of Sublandlord to third parties resulting from Subtenant's failure to timely comply with the provisions of this Section.

     7.4. Alterations and Additions. Subtenant shall not, without Sublandlord's prior written consent, which consent shall not be unreasonably withheld or delayed, make any alterations, improvements or additions: (referred to collectively herein as "Alterations") in, on or about the Premises. Sublandlord may require that Subtenant remove any or all of said Alterations at the expiration of the Term or such other time at which Subtenant ceases to possess the Premises, and restore the Premises to their prior condition; provided that Sublandlord notifies Subtenant of such requirement not later than the time Sublandlord consents to such Alterations. Should Subtenant make any Alterations without the prior approval of the Sublandlord, Sublandlord may require that Subtenant immediately remove any or all of such items and/or Sublandlord may declare a default by Subtenant under this Sublease. Notwithstanding anything in this Section 7.4 to the contrary, Subtenant shall have the right to complete the unfinished space

                              Page 33 of 135 Pages
in the Building to Building standard as office space without Sublandlord's consent. Except in connection with normal interior decorating of the Premises, Subtenant shall not place any holes in any part of the Premises, and in no event shall Subtenant place any exterior or interior signs or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Sublandlord which approval shall not be unreasonably withheld or delayed.

     7.5. Sublandlord's Consent. Any Alterations in, on or about the Premises that Subtenant shall desire to make shall be presented to Sublandlord in written form with proposed detailed plans. If Sublandlord shall give its consent, the consent shall be deemed conditioned upon Subtenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Sublandlord prior to the commencement of the work and the compliance by Subtenant with all conditions of said permit and with all specifications in the plans in a prompt and expeditious manner. Subtenant shall not permit any of the work to be performed by persons not currently licensed under any applicable licensing laws or regulations pertaining to the types of work to be performed. Sublandlord shall not be deemed unreasonable in the exercise of its discretion for withholding approval of any Alterations which involve or might affect any structural or exterior element of the Building or any facility serving any area of the Premises outside of the Building, or which will require unusual expense to re-adapt the Premises to normal office use on the termination or expiration of the Sublease, unless in the latter case Subtenant either desires to or is required to make repairs or Alterations in accordance with this Sublease, Sublandlord may require Subtenant, at Subtenant's sole cost and expense, to obtain and provide to Sublandlord a lien and completion bond (or such other applicable bond or other security as reasonably determined by Sublandlord) in an amount equal to one and one-half (1-1/2) times the estimated cost of such improvements, to insure Sublandlord against liability including but not limited to liability for mechanic's and materialmen's liens and to insure completion of the work.

     7.6. Removal of Liens. Subtenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Subtenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Building.

                              Page 34 of 135 Pages

Subtenant shall give Sublandlord not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Sublandlord shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law. Subtenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of the Sublandlord, the Premises or the Building, or any portion thereof. If any mechanics' or other lien or any notice of intention to file a lien shall be filed or delivered with respect to the Premises or the Building, based upon any act of the Subtenant or of anyone claiming through the Subtenant, or based upon work performed or materials supplied allegedly for the Subtenant, Subtenant shall cause the same to be canceled and discharged of record within fifteen (15) days after the filing or delivery thereof or shall obtain a bond in an amount sufficient to fully protect Sublandlord. If Subtenant has not so canceled the lien or obtained a bond to protect Sublandlord within fifteen (15) days as required herein, Sublandlord may pay such amount, and the amount so paid together with interest thereon from the date of payment and all legal costs and charges, including attorneys' fees, incurred by Sublandlord in connection with said payment and cancellation of the lien or notice of intent shall be Additional Rent and shall be payable on the next succeeding date on which a Base Rental Installment is due. Sublandlord may, at its option and without waiving any of its rights set forth in the immediately preceding sentence, permit Subtenant to contest the validity of any such lien or claim, provided that in such circumstances the Subtenant shall at its expense defend itself and Sublandlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Sublandlord, the Premises or the Building, provided further that Sublandlord may at any time require the Subtenant to deposit with the court exercising jurisdiction over such claim, such amount as may be necessary under applicable statutes to cause the release and discharge of the lien, and if Subtenant shall not immediately make such payment upon the request of Sublandlord, Sublandlord may make said payment and the amount so paid, together with interest thereon from the date of payment and all legal costs and charges, including attorneys' fees, incurred by Sublandlord in connection with said payment shall be deemed Additional Rent and shall be payable on the next succeeding date on which a Base Rental installment is due. In addition, Sublandlord may require Subtenant to pay Sublandlord's attorneys' fees and costs in

                              Page 35 of 135 Pages
participating in such action if Sublandlord shall decide it is in its best interest to do so. Nothing herein contained shall be construed as a consent on the part of Sublandlord to subject the interest and estate of Sublandlord to liability under any lien law of the Commonwealth of Pennsylvania, for any reason or purpose whatsoever, it being expressly understood that Sublandlord's interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

     7.7. Incorporation into Premises. Unless Sublandlord requires their removal at the time Sublandlord consents to any Alterations, all Alterations which may be made on the Premises shall, at the expiration of the term or such other time at which Subtenant ceases to possess the Premises, become the property of Sublandlord and remain upon and be surrendered with the Premises. Notwithstanding the provisions of this Section, Subtenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Subtenant and may be removed by Subtenant subject to the requirements of this Article and provided further that Subtenant is not in default under this Sublease at the time Subtenant ceases to possess the Premises.

     7.8. Public Areas. Subtenant agrees to repair at its cost all deteriorations or damages to the Building or parking areas occasioned by its negligence or intentional misconduct or that of its officers, agents, representatives, customers, employees or invitees.

                                 ARTICLE VIII.
                            INSURANCE AND INDEMNITY

     8.1. Liability Insurance. Subtenant shall, at Subtenant's expense, obtain and keep in force during the term of this Sublease a policy of bodily injury and property damage insurance, insuring Sublandlord and Subtenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000 in primary insurance coverage and $2,000,000 in excess coverage. The limits of said insurance shall not, however, limit the liability of Subtenant

                              Page 36 of 135 Pages
hereunder. Subtenant shall also obtain and keep in force during the term of this Sublease, at Subtenant's expense, "all risk" or "special coverage form" insurance upon the property of every description and kind owned by the Subtenant and located in the Building or for which Subtenant is legally liable or installed by or on behalf of the Subtenant, including without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of leasehold improvements in an amount not less than 80% of the full replacement cost thereof. Sublandlord shall be named as an additional insured on such policies. If Subtenant shall fail to procure and maintain the insurance required hereunder, Sublandlord may but shall not be required to procure and maintain the same, and any amount so paid by Sublandlord for such insurance shall be Additional Rent which, together with interest thereon from the date paid, shall be due and payable by Subtenant on the next succeeding date on which a Base Rental installment is due. If in the opinion of Sublandlord the amount of liability insurance required hereunder is not adequate, then not more frequently than once during each option, extension or renewal term of this Sublease, if any, Subtenant shall increase said insurance coverage as required by Sublandlord; provided, however, that in no event shall the amount of the liability insurance increase by more than fifty percent of the amount of the insurance during the preceding term of this Sublease. However, the failure of Sublandlord to require any additional insurance coverage shall not be deemed to relieve Subtenant from any obligations under this Sublease.

     8.2. Property Insurance. Sublandlord shall obtain and keep in force during the term of this Sublease fire and extended coverage on the Building (including Building standard leasehold improvements) in amounts and coverages not less than those set forth on the certificate of insurance attached hereto as Exhibit "D" and incorporated herein. Sublandlord may also, but shall not be required to, procure any other insurance policies respecting the Premises or Building which Sublandlord deems necessary or any Mortgagee requires. Sublandlord shall deliver to Subtenant certificates evidencing renewal of the coverages described in Exhibit "D" within thirty (30) days after the renewal date.

     8.3. Insurance Policies. Insurance required by Subtenant and Sublandlord hereunder shall be in companies rated A+, AAA or better in "Best's Insurance Guide". Subtenant shall deliver to

                              Page 37 of 135 Pages

Sublandlord prior to taking possession of the Premises copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Sublandlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days' prior written notice to Sublandlord. Subtenant shall, within ten (10) days prior to the expiration of such policies, furnish Sublandlord with renewals thereof, or Sublandlord may order such insurance and charge the cost thereof to Subtenant, which amount, together with interest thereon, shall be Additional Rent and shall be payable by Subtenant on the next succeeding date on which a Monthly Installment is due. Subtenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Article.

     8.4. Waiver of Subrogation. As long as their respective insurers so permit, Subtenant and Sublandlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Subtenant and Sublandlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Sublease and obtain policies of insurance, if obtainable, which shall include a waiver by the insurer of all right of subrogation against Sublandlord or Subtenant in connection with any loss or damage thereby insured against.

     8.5. Hold Harmless. Subtenant shall indemnify, defend and hold Sublandlord harmless from any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Sublandlord which arise from Subtenant's use of the Premises or the Building or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Subtenant in, on or about the Premises or the Building, and shall further indemnify, defend and hold Sublandlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys' fees, incurred by Sublandlord which arise from any breach or default in the performance of any obligation on Subtenant's part to be performed under any provision of this

                              Page 38 of 135 Pages

Sublease or which arise from any negligence of Subtenant or any of its agents, representatives, customers, employees or invitees.

     8.6. Exemption of Sublandlord from Liability. Subtenant hereby agrees that Sublandlord shall not be liable for injury to Subtenant's business or any loss of income therefrom, or for damage to the goods, wares, merchandise or other property of Subtenant, Subtenant's employees, representatives, agents, invitees, customers or any other person in, on or about the Premises or Building, nor shall Sublandlord be liable for injury to the person of Subtenant, Subtenant's employees, representatives, agents, customers, or invitees, whether any such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether such damage or injury results from conditions arising upon the Premises or any other cause, and whether such damage or injury results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Sublandlord or Subtenant, unless such injury, loss of income or damage is caused by the Sublandlord's gross negligence or intentional acts. Subtenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises or the Building from any cause and Subtenant hereby waives all claims in respect thereof against Sublandlord, excepting where such damage arises out of the gross negligence or intentional acts of Sublandlord.

                                   ARTICLE IX.
                             CASUALTY; CONDEMNATION

     9.1. Option to Terminate Sublease. If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, the Sublandlord may, at its option and subject to other applicable provisions of this Article, elect to terminate this Sublease by giving notice to the Subtenant within ninety (90) days after Sublandlord receives actual notice of the fire or other casualty, and thereupon the term of this Sublease shall expire by lapse of time upon the tenth day after such notice is given. Instead of exercising said option, Sublandlord may elect to repair or restore the Premises to the same condition as existed before such damage or destruction. Upon electing to

                              Page 39 of 135 Pages
repair or restore, Sublandlord shall proceed with reasonable dispatch to perform the necessary work, and the Base Rent to be paid until such work is completed shall be abated in proportion of the Premises being unusable, but Sublandlord shall not be liable to Subtenant for any delay which arises by reason of labor strikes, adjustments of insurance or any other cause beyond Sublandlord's control, and in no event shall Sublandlord be liable for any loss of profits or income. Notwithstanding the foregoing, there shall be no abatement, apportionment or reduction in the rental obligations of Subtenant if the damage or destruction is caused by the Subtenant or Subtenant's agents, representatives, employees, customers or invitees except to the extent Sublandlord is entitled to receive proceeds of insurance for such rental loss.

     9.2. Obligation to Repair or Restore. If and only if all of the following circumstances exist with respect to damage or destruction to the Premises, Sublandlord may not elect to terminate the Sublease as provided in this Article but rather must elect to repair or restore the Premises:

          (a) There is no fault or neglect on the part of the Subtenant, Subtenant's agents, representatives, employees, customers or invitees which contributed to the damage or destruction;

          (b) The damage or destruction to the Premises can be restored within the period of time fully covered by Sublandlord's business interruption or rental loss insurance (if any);

          (c) The Sublandlord is fully insured for the casualty which causes the damage or destruction and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises;

          (d) The date of the damage or destruction is greater than one year prior to the Expiration Date of this Sublease or any renewal, modification or extension thereof; and

          (e) Less than ten percent (10%) of the rentable square feet of the Building are so damaged or destroyed, as determined by Sublandlord, regardless of the percentage of rentable square feet of the Premises which may be damaged or destroyed.

                              Page 40 of 135 Pages

     9.3 Fault of Subtenant. Sublandlord may exercise its option to repair or restore as described in this Article even if such damage or destruction is due to the fault or neglect of Subtenant, Subtenant's agents, representatives, employees, customers or invitees, but in such event Sublandlord's election to repair or restore shall be without prejudice to any other rights and remedies of Sublandlord under this Sublease, and there shall be no apportionment or abatement of any rent of any kind and Sublandlord shall not be liable for any other loss to Subtenant of any nature whatsoever unless and only to the extent such loss is covered by proceeds of insurance Sublandlord is entitled to receive on account of the loss.

     9.4 Obligations of Subtenant. Except as provided in this Article, none of Subtenant's obligations under this Sublease shall be affected by any damage or destruction of the Premises by any cause whatsoever. Subtenant hereby expressly waives any and all rights it might otherwise have under any law, regulation or statute which would act to modify the provisions of the immediately preceding sentence.

     9.5 Termination by Subtenant. In the event that the Premises shall be damaged or destroyed by fire or other casualty not caused by the Subtenant or Subtenant's agents, representatives, employees, customers or invitees such that the reasonable time required for restoration exceeds six (6) months, then either party may terminate this Sublease by giving notice to the other within thirty
(30) days after the date of the fire or other casualty or, if later, the date Subtenant is notified that the reasonable time required for restoration exceeds six (6) months from the date of the fire or other casualty, and upon such termination the rental obligations of the Subtenant shall be duly apportioned as of the date of such fire or other casualty.

     9.6 Condemnation. If the Premises are taken under any public or private power of eminent domain, or sold by Sublandlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), or if a substantial portion of the parking area located on the Premises is so condemned, or if a substantial portion of the Building is so condemned, such that it shall no longer be reasonably economical or practical because of such condemnation for Subtenant to continue its business in the Premises or it shall no longer be economical or practical to restore the Premises to its present

                              Page 41 of 135 Pages
value or utility, this Sublease shall terminate as of the date on which the condemning authority takes title or possession whichever occurs first. If this Sublease is not terminated as a result of a partial condemnation, the Sublease shall remain in full force and effect as to the portion of the Premises not so taken, and Subtenant's rental obligations shall be reduced proportionately to reflect the number of rentable square feet remaining in the Premises, or if a portion of the parking area located on the Premises is condemned, Subtenant's rental obligations shall be equitably reduced, and such rental reduction, if any, shall take effect as of the date on which the condemning authority takes title or possession, whichever first occurs. If repairs or restorations to that portion of the Premises not so taken are deemed necessary by Sublandlord to render such portion reasonably suitable for the purposes for which it was leased, Sublandlord shall perform such work at its own cost and expense but in no event shall Sublandlord be required to expend any amount greater than the amount received by Sublandlord as compensation for the portion of the Premises taken by the condemnor. Subtenant shall have the right to terminate this Lease if the portion of the Premises not so taken is not restored to a condition reasonably suitable for the purpose for which it was leased. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Sublandlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages. No award for any partial or entire taking shall be apportioned, and Subtenant hereby assigns to Sublandlord any award which may be made in such taking or condemnation, together with any and all rights of Subtenant now or hereafter arising in or to the same or any part thereof, except that any award or other compensation made for any taking is subject to the rights of the first mortgagee up to the amount of its lien and of any junior mortgagee, as may be permitted by the first mortgagee, up to the full amount of such junior lien; provided, however, that Subtenant shall be entitled to any award for loss of or damage to Subtenant's trade fixtures and removable personal property and/or for the interruption of or damage to Subtenant's business including relocation expenses.

                                   ARTICLE X.

                              Page 42 of 135 Pages

                            ASSIGNMENT; SUBLETTING

     10.1. Sublandlord's Consent Required. Subtenant shall not voluntarily or by operation of law assign, transfer, mortgage, further sublet or otherwise transfer or encumber all or any part of Subtenant's interest in this Sublease or in the Premises without Sublandlord's prior written consent. Any attempted assignment, transfer, mortgage, encumbrance or further subletting without such consent shall be void and shall constitute a breach of the Sublease. Any transfer of Subtenant's interest in this Sublease or in the Premises from Subtenant by merger, consolidation or liquidation, or by any subsequent change in the ownership of fifty percent (50%) or more of the capital stock of Subtenant shall be deemed a prohibited assignment within the meaning of this Section. As a condition of obtaining Sublandlord's consent, Subtenant shall submit to Sublandlord together with its request for consent the name of the proposed assignee or subsubtenant, the terms and provisions of the proposed transaction, and such information as to the nature of the proposed assignee's or subsubtenant's business and its financial responsibility and standing as Sublandlord may reasonably require, together with the effective date of the proposed transfer which shall be at least sixty (60) days after the date of submission of such information to Sublandlord. Sublandlord's failure to consent to any proposed transfer under this Section shall not be deemed unreasonably withheld if (a) the occupancy resulting from such transfer will not be consistent with the general character of the Building or violates any agreement binding upon Fee Owner, Sublandlord or the Building; or (b) the proposed occupant pursuant to the transfer does not have the financial strength and stability to perform its rental obligations; or (c) any Mortgagee objects to the transfer.

     10.2. No Release of Subtenant. Regardless of Sublandlord's consent, no subletting or assignment or other transfer described in this Article shall release Subtenant of Subtenant's obligation or alter the primary liability of Subtenant to pay the rent and to perform all other obligations to be performed by Subtenant hereunder. Consent to one assignment, subletting or other transfer shall not be deemed consent to any subsequent act. In the event of default by any assignee of Subtenant or any successor of Subtenant in the performance of any of the terms hereof, Sublandlord may proceed directly against Subtenant without the necessity of exhausting remedies against said


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assignee or successor. Notwithstanding anything in this Sublease to the contrary, Sublandlord shall have no obligation to grant consent to any transfer as defined in this Article if Subtenant is in default under this Sublease at the time the request for consent is made or at any time thereafter and which has not been cured as of the effective date of the transfer. In the event that Subtenant proposes to assign this Sublease or to sublet all of the Premises for the remaining term of this Sublease, Sublandlord shall have the right, exercisable by notice in writing after receipt of the request by Subtenant, to terminate this Sublease upon execution of an agreement between Sublandlord and the proposed assignee or subtenant, provided that Sublandlord shall not have any such termination right if (i) Subtenant withdraws such request within ten (10) days of being notified by Sublandlord that it has elected to exercise said termination right, or (ii) the proposed assignee or subtenant is a parent, subsidiary or affiliate of Subtenant or the proposed assignee or Subtenant acquires substantially all of the assets of Subtenant.

     10.3. Attorneys' Fees and Administrative Fees. In the event Subtenant shall request the consent of Sublandlord to any assignment, subletting or transfer or if Subtenant shall request the consent of Sublandlord for any other act which Subtenant proposes to do under any other provision of this Sublease, then Subtenant shall pay Sublandlord's reasonable attorneys' fees incurred in connection with the consideration or evaluation of such request provided that such request is granted. In addition thereto, in the event that Sublandlord shall consent to a sublease, assignment or transfer, Subtenant shall pay Sublandlord administrative fees of Two Hundred Dollars ($200) incurred in connection with giving such consent.

     10.4. Right to Collect Rent. The acceptance of rent by Sublandlord from any person other than Subtenant shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease. If the Premises are sublet or occupied by anyone other than Subtenant and Subtenant is in default hereunder, or this Sublease is assigned by Subtenant, then, in any such event, Sublandlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Sublease, but no such collection shall be deemed a waiver of the covenant in this Sublease against assignment and subletting or the acceptance of such assignee, subtenant or


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occupant as tenant, or a release of Subtenant from further performance of the covenants contained in this Sublease.

                                  ARTICLE XI.
                               DEFAULT; REMEDIES

     11.1. Defaults. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by Subtenant:

          (a) The vacating or abandonment of the Premises by Subtenant; or

          (b) The failure by Subtenant to pay any Monthly Installment of Base Rent, any Additional Rent or any other payment required to be made by Subtenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after notice to Subtenant but no notice shall be required if notice of non-payment has been given within the twelve-month period preceding the default; or

          (c) The failure by Subtenant to observe or perform any of the covenants, conditions or provisions of this Sublease to be observed or performed by Subtenant, other than described in paragraph (b) above, where such failure shall continue for a period of twenty (20) days after written notice thereof from Sublandlord to Subtenant; provided, however, that if the nature of Subtenant's default as determined by Sublandlord is such that more than twenty
(20) days are reasonably required for its cure, then Subtenant shall not be deemed to be in default if Subtenant commences such cure as soon as possible within said twenty (20) day period and thereafter diligently prosecutes such cure to completion, and in any case completes said cure within sixty (60) days after the aforesaid written notice; or

          (d) i) The insolvency of the Subtenant or the execution by the Subtenant of an assignment for the benefit of creditors, or the convening by Subtenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Subtenant to generally pay its debts as they mature; or ii) the filing by or against Subtenant for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against


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Subtenant, the same is dismissed within sixty (60) days); or iii) the appointment of a trustee or receiver to take possession of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within thirty (30) days; or iv) the attachment, execution or other judicial seizure of substantially all of Subtenant's assets located at the Premises or of Subtenant's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

     11.2. Remedies on Default.

          (a) In the event of any such default or breach by Subtenant, Sublandlord shall have the right at any time thereafter, with or without notice or demand and without limiting Sublandlord in the exercise of any right or remedy which Sublandlord may otherwise have by reason of such default or breach, to terminate this Sublease at its option or to re-enter and at its option to attempt to re-let without terminating this Sublease and remove all persons and property from the Premises, and to the extent permitted by applicable law, using any force as may reasonably be necessary to accomplish said purposes, all without service of notice or resort to legal process and without being deemed guilty of trespass or forcible entry or becoming liable for any loss or damage which may be occasioned thereby.

          (b) If Subtenant shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Sublease, or any extension or renewal hereof, or upon a re-entry by Sublandlord for any cause whatsoever, or upon Subtenant's ceasing to possess the Premises for any reason, the Sublandlord, at its option, may remove the same and store or dispose of the said effects without liability for loss or damage thereto, and Subtenant agrees to pay to Sublandlord on demand any and all reasonable expenses incurred in such removal, including Court costs, attorneys' fees, storage and insurance charges on such effects for any length of time the same shall be in Sublandlord's possession; or the Sublandlord, at its option, without notice, may sell such effects, or any of them, at private or public sale and without legal process, for such price or consideration as the Sublandlord may obtain, and apply the proceeds of such sale upon any amounts due under this Sublease from the Subtenant to the Sublandlord, and upon the expenses incidental to the removing, cleaning the Premises, selling said


                                      32

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

effects, and any other expense, rendering the surplus, if any, to the Subtenant; provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse the Sublandlord, Subtenant shall pay such deficiency upon demand. Subtenant acknowledges and agrees that any such disposition of Subtenant's property in the above-described manner by the Sublandlord shall be deemed to be commercially reasonable and that no bailment shall be created by Sublandlord's exercise of any of its rights under this subsection (b).

          (c) Should Sublandlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may make such alterations, additions, improvements and repairs as may be necessary in order to re-let the Premises, and may but need not re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Sublease) and at such rental or rentals and upon such other terms and conditions as Sublandlord may determine to be advisable; upon each such re-letting all rentals received by the Sublandlord shall be applied first to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys' fees and the cost of such alterations, additions, improvements and repairs; second, to the payment of Additional Rent due hereunder; third, to Base Rent due and unpaid hereunder, and the residue, if any, shall be held by Sublandlord and applied in payment of future rent as the same may become due and payable hereunder provided that Subtenant shall have no right to claim any interest in all or any portion of said residue; and if the rent and other charges paid or to be paid to Sublandlord by any new tenant pursuant to any re-letting exceed the monetary obligations of Subtenant, Subtenant shall have no right to claim any interest in all or any portion of said excess. If such rental received from such re-letting during any month be less than that to be paid during the month by Subtenant hereunder, Subtenant shall pay any such deficiency to Sublandlord, and such deficiency shall be calculated and paid monthly on the date on which the rent would have been payable hereunder if possession had not been retaken. Sublandlord shall in no event be liable in any way whatsoever for failure to re-let the Premises for any reason (other than failure to make reasonable efforts to re-let) or in the event the Premises are re-let, for failure to collect the rent thereof under such re-letting. No such re-entry or taking possession of the Premises by Sublandlord, nor any acts pursuant thereto, shall


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be construed as an election on its part to terminate this Sublease unless a written notice of such termination be given to Subtenant by Sublandlord. No notice from Sublandlord under this Sublease or under any applicable forcible entry and detainer or eviction statute or similar law shall constitute an election by Sublandlord to terminate this Sublease unless such notice specifically so states. Notwithstanding any such re-letting without termination, Sublandlord may at any time thereafter elect to terminate this Sublease for such previous breach.

          (d) Should Sublandlord at any time terminate this Sublease for any default or breach, in addition to any other remedies it may have, it may recover from Subtenant all damages it may incur by reason of such default or breach, including the cost of recovering the Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and such other charges as are required to be paid by Subtenant under the terms of this Sublease for the remainder of the Term over the then reasonable rental value of the Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Subtenant to Sublandlord; provided, however, that if the then reasonable rental value of the Premises exceeds the value of the rent and other charges required to be paid by Subtenant under this Sublease as aforesaid, Subtenant shall have no right to claim any interest in all or any portion of such excess. In determining the rent which would be payable by Subtenant hereunder, subsequent to default, the annual rent for each year of the unexpired Term shall be equal to the average annual Base Rent and Additional Rent paid or payable by Subtenant from the Commencement Date of this Sublease to the time of default, or during the preceding three (3) full calendar years, whichever is shorter; and

          (e) Each of the remedies set forth hereinabove in this Section shall not be exclusive, but rather shall be considered cumulative with any other legal or equitable remedy now or hereafter available to Sublandlord under the laws or judicial decisions of the Commonwealth of Pennsylvania. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Sublease. Suit or suits for the recovery of the amount of damages set forth hereinabove may be brought by Sublandlord, from time to time, at Sublandlord's election, and nothing herein shall


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

be deemed to require Sublandlord to await the date whereon this Sublease or the Term hereof would have expired had there been no event of default. Nothing contained in this Sublease shall limit or prejudice the right of Sublandlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section.

     11.3. Sublandlord's Default. Sublandlord shall not be in default unless Sublandlord fails to perform obligations required of Sublandlord within thirty
(30) days after written notice by Subtenant to Sublandlord and to the holder of any first mortgage or deed of trust covering the Premises, specifying the manner in which Sublandlord has failed to perform such obligation; provided however, that if the nature of Sublandlord's obligation is such that more than thirty
(30) days are required for performance as determined by Sublandlord, then Sublandlord shall not be in default if Sublandlord commences performance within such thirty day period and thereafter diligently prosecutes the same to completion; provided further that Sublandlord's obligation to perform any act under this Sublease shall be excused for any period of time during which Sublandlord is prevented from performing because of any circumstance beyond Sublandlord's control. Subtenant's remedies upon Sublandlord's default are further limited as elsewhere provided in this Sublease.

     11.4. Late Charge. Subtenant hereby acknowledges that late payment by Subtenant to Sublandlord of rent and other sums due hereunder will cause Sublandlord to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Sublandlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any Monthly Installment of Base Rent, any Additional Rent or any other sum due from Subtenant shall not be received by Sublandlord or Sublandlord's designee within ten (10) days after such amount is due, then Subtenant shall immediately pay to Sublandlord a late charge equal to five percent (5%) of such overdue amount.


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The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Sublandlord will incur by reason of late payment by Subtenant and is in addition to interest due under applicable provisions of this Sublease. Acceptance of such late charge by Sublandlord shall in no event constitute a waiver of Subtenant's default with respect to such overdue amount, or prevent Sublandlord from exercising any of the other rights and remedies granted hereunder.

     11.5. Interest on Past Due Obligations; Certified Funds. Except as may expressly be provided in this Sublease to the contrary, any amount due to Sublandlord not paid when due shall bear interest at the rate of two percent (2%) per annum greater than the prime rate of Corestates Bank, N.A. as the same may fluctuate from and after the date on which the payment was first due through the date on which the payment is paid in full, provided, however, that the payment of such interest shall in no event exceed the highest rate allowed under applicable law. Payment of such interest shall not excuse or cure any default by Subtenant under this Sublease. In the event that either Subtenant is more than ten (10) days late in making any payment due under the Sublease, or any payment from Subtenant to Sublandlord does not clear the bank or is returned for insufficient funds, and either such condition occurs on two or more occasions during the preceding twelve-month period, or each occurs once during the preceding twelve-month period, Sublandlord shall have the right at any time thereafter to require that all succeeding monthly installments of Base Rent and all succeeding payments of Additional Rent be paid to the Sublandlord in certified funds drawn on a bank located in the metropolitan area in which the Premises are located. Said right may be exercised by Sublandlord by giving notice of such requirements to Subtenant, but the giving of such notice and the exercise of this right by Sublandlord shall not be construed to be a waiver of any default by Subtenant or any other right which Sublandlord may exercise under this Sublease.

     11.6. Cumulative Remedies. No remedy or election by Sublandlord hereunder shall be deemed exclusive, but shall wherever possible be cumulative with all other remedies at law or in equity to which Sublandlord may be entitled.

     11.7. Attorneys' Fees; Court Costs. If Sublandlord utilizes the services of an attorney to enforce any of its rights


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

under this Sublease following a default or breach, whether or not it results in the bringing of an action, Subtenant shall immediately pay to Sublandlord upon demand therefor the amount of such reasonable attorneys' fees and court costs.

                                 ARTICLE XII.
                      QUIET ENJOYMENT; MORTGAGEE'S RIGHTS

     12.1. Quiet Possession. Subject to other provisions of this Article, upon Subtenant's paying the sums due hereunder and observing and performing all of the covenants, conditions and provisions on Subtenant's part to be observed and performed under this Sublease, Subtenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Sublease.

     12.2 Subordination. This Sublease and the rights of Subtenant hereunder shall be and are hereby made subject and subordinate to the provisions of any mortgage or deed of trust affecting the Premises, and to each advance made or hereafter to be made under the same, and to all renewals, modifications, consolidations and extensions thereof and all substitutions therefor. This Section shall be self-operative and no further instrument of subordination shall be required provided, however, that Subtenant receives from the mortgagee requesting subordination a Non-Disturbance Agreement substantially in the form of Exhibit "C". However, in confirmation of the provisions of this Section, Subtenant shall execute and deliver promptly any certification or instrument that Sublandlord or any mortgagee may request, and failing to do so within ten
(10) days after written demand, Subtenant does hereby make, constitute and irrevocably appoint Sublandlord as Subtenant's attorney-in-fact in Subtenant's name, place and stead, to do so, and/or Sublandlord may declare this Sublease to be in default. If any mortgagee or ground lessor shall elect to have this Sublease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Subtenant, this Sublease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Sublease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Subtenant shall and does hereby agree to attorn to any mortgagee or successor in title and to recognize such mortgagee or successor as its Sublandlord in the event any such person or entity succeeds to the interest of Sublandlord.

                              Page 51 of 135 Pages

Notwithstanding any other provision of this Sublease, in the event that any mortgagee or its respective successor in title shall succeed to the interest or Sublandlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Building, or any interest therein, or is the tenant under said ground lease.

     12.3 Mortgagee's Consent to Amendments. No assignment of this Sublease and no agreement to make or accept any surrender, termination or cancellation of this Sublease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Sublandlord under this Sublease, or to relieve Subtenant of any obligation or liability under this Sublease, shall be enforceable against Sublandlord unless consented to by Sublandlord's mortgagees of record.

     12.4 Mortgagee's Right to Cure. No act or failure to act on the part of Sublandlord which would entitle Subtenant under the terms of this Sublease, or by law, to be relieved of Subtenant's obligations hereunder or to terminate this Sublease, shall result in a release or termination of such obligations or termination of this Sublease unless (a) Subtenant shall have first given written notice of Sublandlord's act of failure to act to Sublandlord's mortgagees of record, if any, specifying the act or failure to act on the part of Sublandlord which could or would give basis to Subtenant's rights; and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. As used herein, a "reasonable time" includes a reasonable time to obtain title to the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than 120 days from the date of the mortgagees' receipt of the above described notice.

                                 ARTICLE XIII.
                              GENERAL PROVISIONS

     13.1. Notices. Any notices under this Sublease shall be in writing and shall be deemed to have been given (a) when personally delivered; (b) on the next day after it is received by a reliable overnight commercial courier (charges prepaid); or (c)


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                              Page 52 of 135 Pages
on the third day after it is deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested; or (d) on the day transmitted by telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a), (b) or (c) of this sentence and addressed to Sublandlord at its address for notices set forth in Section 1.11 and to Subtenant at the Premises in accordance with Section 1.12. Either Sublandlord or Subtenant may change its addresses or addresses for purposes of this Section by giving ten (10) days' prior notice according to this Section.

     13.2. Estoppel Certificate

          (a) Subtenant shall at any time upon not less than ten (10) days' prior written notice from Sublandlord, execute, acknowledge and deliver to Sublandlord a statement in writing: i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, identifying the instruments of modification and certifying that this Sublease, as so modified, is in full force and effect), and the date to which the Base Rent, Additional Rent and other charges are paid in advance, if any, and ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, encumbrancer or other transferee of the Premises.

          (b) Subtenant's failure to deliver such statement within such time shall be conclusive upon Subtenant: i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, ii) that there are no uncured defaults in Sublandlord's performance, and iii) that no rent has been paid more than thirty (30) days in advance.

          (c) If Sublandlord desires to finance or refinance the Premises or the Building, or any part thereof, Subtenant hereby agrees to deliver to Sublandlord and/or to any lender designated by Sublandlord such financial records of Subtenant as may be reasonably required by such lender. Such statements may include but not be limited to the past three (3) years' financial statements of Subtenant. All such financial statements shall be


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received by Sublandlord in confidence and shall be used only for the purposes herein set forth.

     13.3. Sublandlord's Interest and Liability. The term "Sublandlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the real property on which the improvements comprising the Building are situated. In the event of any transfer of such title or interest, Sublandlord herein named (and in case of any subsequent transfers the then grantor), shall be relieved from and after the date of such transfer of all liability as respects Sublandlord's obligations thereafter to be performed, provided that any funds in the hands of Sublandlord or the then grantor at the time of such transfer in which Subtenant has an interest shall be delivered to the grantee and the grantee acknowledges in writing receipt of such funds and agrees to be bound as Sublandlord under this Sublease. The obligations contained in this Sublease to be performed by Sublandlord shall, except as aforesaid, be binding on Sublandlord's successors and assigns only during their respective periods of ownership. Anything to the contrary elsewhere in this Sublease notwithstanding, Subtenant shall look solely to the estate and property of the Sublandlord in the Building for the satisfaction of the Subtenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by the Sublandlord in the event of any default or breach by the Sublandlord with respect to any of the terms, covenants and conditions of the Sublease to be observed and/or performed by the Sublandlord, and no other property or assets of the Sublandlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Subtenant's remedies.

     13.4. Severability. The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     13.5. Time of The Essence. Time is of the essence in the performance by Subtenant of its obligations hereunder.

     13.6. Captions. Any captions contained in this Sublease are not a part hereof, are for convenience only, and are not to be given any substantive meaning in construing this Sublease.


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                              Page 54 of 135 Pages

     13.7. Entire Agreement. This Sublease contains the entire agreement and understanding among the parties hereto. There are no oral understandings, terms, or conditions, and neither party has relied upon any representations, express or implied, not contained in this Sublease. All prior understandings, terms, or conditions are deemed merged in this Sublease. No modification of this Sublease shall be binding unless such modification shall be in writing and signed by the parties hereto. Subtenant acknowledges that it has not been induced to enter into this Sublease by any promises or representations not expressly set forth in this Sublease, and if any such representations were made prior to the execution of this Sublease, Subtenant acknowledges that it has not relied on the same, and that Sublandlord shall have no liability with respect to any such representations.

     13.8. Waivers. No failure by either party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy. No agreement, term, covenant or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter this Sublease, but each and every agreement, term, covenant or condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Sublease, the same shall continue in force and effect as to any provisions of the Sublease, including remedies, which require or permit observance or performance of Sublandlord or Subtenant subsequent to termination.

     13.9. Recording. After the Commencement Date of this Sublease, Subtenant may record a memorandum of this Sublease provided that Subtenant deposits with Duane, Morris & Heckscher, as escrow agent, a duly executed and acknowledged Release of Memorandum of Sublease to be recorded upon the expiration or earlier termination of this Sublease.


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

     13.10. Determinations. Whenever in this Sublease the Sublandlord is to make any determination or decision, the Sublandlord shall make its determination or decision in the exercise of its reasonable discretion and judgment; however, any such determination or decision shall not bind the Sublandlord if it has not been confirmed in writing. Whenever in this Sublease consent or approval of Sublandlord or Subtenant is required or requested, such consent or approval shall not be unreasonably withheld; provided, however, that Sublandlord shall not be in default of this provision if Sublandlord must obtain the consent or approval of a Mortgagee before giving its consent under this Sublease and such Mortgagee refuses to give its consent or approval.

     13.11. Covenants and Conditions. Each provision of this Sublease performable by Subtenant shall be deemed both a covenant and a condition.

     13.12. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment, subletting or transfer by Subtenant and other provisions of this Sublease limiting the liability of Sublandlord, this Sublease shall bind the parties, their personal representatives, heirs, successors and assigns. This Sublease shall be governed by the laws of the Commonwealth of Pennsylvania.

     13.13. Sublandlord's Access. Sublandlord and Sublandlord's agents, representatives and designees shall have the right after notice (except in the case of an emergency) during normal business hours to enter the Premises as reasonably necessary or desirable, if required or permitted by the terms of this Sublease to Sublandlord for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders or other transferees, making such alterations, repairs, improvements or additions to the Premises or to the Building as Sublandlord may deem necessary or desirable, or for any other reasonable purpose as Sublandlord may determine. Sublandlord may at any time during the last six (6) months of the term of this Sublease place in, on or about the Premises any "For Sale", or "For Sublease" or similar signs, all without rebate of rent or liability to Subtenant.

     13.14. Merger. The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall


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                              Page 56 of 135 Pages
not work a merger, and shall, at the option of the Sublandlord, terminate all or any existing subtenancies or may, at the option of Sublandlord, operate as an assignment to Sublandlord of any or all of such subtenancies.

     13.15. Authorization. If Subtenant is a corporation, each individual executing this Sublease represents and warrants that he is duly authorized to execute this Sublease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Sublease is binding upon said corporation in accordance with its terms.

     13.16. Signs. Subtenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign (except reserved parking signs), fixture, advertisement, notice, lettering or direction on any part of the outside of the Building or in the interior or other portion of the Building without obtaining the prior written consent of the Sublandlord which consent shall not be unreasonably withheld. Subtenant shall have the right to affix to the Building or on a sign near the Building the name "Suburban Cable", provided that Subtenant obtains all necessary zoning and other governmental permits at Subtenant's expense and provided, further, that the sign does not violate any restrictions of record pertaining to the Premises. All signs must be removed from the Premises upon the expiration or earlier termination of this Sublease and all damage to the Premises arising from the placement or removal of signs by or on behalf of Subtenant must be repaired.

     13.17. Brokers. Sublandlord acknowledges that it was represented by Jackson-Cross Company (the "Listing Broker") in connection with this transaction and is solely responsible for payment of any commission due the Listing Broker on account of this Sublease, a renewal of this Sublease or the sale of the Premises to Subtenant pursuant to the Purchase Option under the terms of the Exclusive Subleasing Agent Agreement dated March 12, 1996 between Sublandlord and the Listing Broker. Subtenant acknowledges that it was represented by Cushman Wakefield of Pennsylvania (the "Co-Operating Broker") in connection with this transaction. It is the responsibility of the Listing Broker (and not Sublandlord or Subtenant) to pay to the Co-Operating Broker one-half of any commission paid to Listing Broker if, as and when received in connection with the transactions contemplated by this

                              Page 57 of 135 Pages

Sublease by separate agreement between the Co-Operating Broker and the Listing Broker. Subtenant and Sublandlord agree to indemnify the other party from claims for commission from any other brokers arising out of the execution of this Sublease as a result of the acts of the indemnifying party.

     13.18. Relationship of Parties. Nothing contained in this Sublease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Sublandlord and Subtenant.

     13.19. Review of Counsel. Both Sublandlord and Subtenant have been represented by separate counsel in connection with this transaction. This Sublease is the product of negotiation on the part of both Sublandlord and Subtenant and, in the event of any ambiguity, no presumption shall be made as to its interpretation in favor of either party.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

                              Page 58 of 135 Pages

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Sublandlord and Subtenant have executed this Sublease as of the date of the Sublease first written above.

SUBURBAN CABLE TV CO. INC.                     SURGICAL LASER TECHNOLOGIES, INC.

By: /s/ Harry F. Brooks                        By: /s/ Michael R. Stewart
    ----------------------                         ----------------------------
Title: Vice President                          Title: Vice President, Finance
       -------------------                            -------------------------
Date:       3/11/96                            Date:       3/14/96
      --------------------                           --------------------------

                              Page 59 of 135 Pages

                              CONSENT TO SUBLEASE

     The undersigned, SLT Properties, Inc., hereby consents to the provisions of the Sublease between Surgical Laser Technologies, Inc. as sublandlord ("Sublandlord") and Suburban Cable TV Co. Inc. as subtenant with respect to property located at 200 Cresson Boulevard, Upper Providence Township, Montgomery County, Pennsylvania. The undersigned hereby agrees to be bound by such Sublease in the same manner and to the same extent as Sublandlord is bound, including, without limitation, the provisions of Sections 2.3 and 12.1 (regardless of whether Sublandlord is in default under, or the expiration or termination of the lease between the undersigned as landlord and Sublandlord as tenant).

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Consent as of the day of March, l996.


                                          SLT PROPERTIES, INC.


                                          By: /s/ Michael R. Stewart
                                              ----------------------------
                                          Title: Vice President
                                                 -------------------------

                              Page 60 of 135 Pages

Exhibit A

                              Page 61 of 135 Pages

              ATTACHED TO AND FORMING A PART OF REPORT OF TITLE

NO. D017114CN
================================================================================

                           DESCRIPTION and RECITAL

ALL THAT CERTAIN tract of land, Situate in the Township of Upper Providence, County of Montgomery, Commonwealth of Pennsylvania, described according to an ALTA Land Survey Plan prepared for Surgical Laser Technologies, Inc., by Yerkes Associates, 101 Garden Drive, Box 100, Bryn Mawr, PA. 1901 dated May 30, 1991 and revised 7/22/91 as follows to wit:

BEGINNING at a point in the Title Line of Mill Road, said point being located North 06 degrees 37 minutes 54 seconds West 509.00 feet from the intersection of said Title Line with the centerline of Cresson Boulevard (50 feet wide); thence extending along said Title Line of Mill Road, North 06 degrees 37 minutes 54 seconds West 394.00 feet to a point in line of lands of Burl L. and Geraldine Collins; thence extending along said lands, the following two (2) courses and distances: (1) North 73 degrees 16 minutes 45 seconds East 216.79 feet to a point (2) North 06 degrees 37 minutes 55 seconds West 135.95 feet to a point in the Southeasterly Title Line of Egypt Road, S.R. 46062-2; thence extending along said Title Line, North 80 degrees 10 minutes 00 seconds East 68.97 feet to a point in the centerline of Cresson Boulevard; thence extending along said centerline, the following three (3) dimensions: (1) South 39 degrees 00 minutes 00 seconds East 146.56 feet to a point of curvature (2) extending along the arc of a circle curving to the right, having a radious of 225.00 feet, the arc distance of 131.55 feet to a point of tangency (3) crossing a 25 feet wide storm easement South 05 degrees 30 minutes 00 seconds East 323.16 feet to a point in line of Lot #3; thence extending along said Lot, South 83 degrees 22 minutes 06 seconds West 389.29 feet to the point and place of beginning.

CONTAINING 4.147 acres of land more or less.

BEING Lot 2 as shown on the above mentioned plan.

TOGETHER with the free and uninterrupted rights, in common with others, of (1) access, ingress and egress over Cresson Boulevard to Egypt and Mill Roads, (2) drainage, sewer and utility lines

                              Page 62 of 135 Pages
and their replacements and (3) parking and access over common areas pursuant to a "Declaration of Cross Easements, Restrictions, Access and Parking Rights" dated 8/25/1990 and recorded in Deed Book 4958 page 156 and as shown on an ALTA Title Survey for Surgical Laser Technologies, Inc. by Yerkes
Associates, Inc. dated 5/30/1991.

              ATTACHED TO AND FORMING A PART OF REPORT OF TITLE

NO. D017114CN
================================================================================

BEING ASSESSMENT PARCEL NUMBER 61-00-01208-14-4.

BEING the same premises which Oaks Associates, Pennsylvania Limited Partnership by Deed dated September 14, 1991 and recorded in Montgomery County, in Deed Book 4958 page 199 conveyed unto Montgomery County Industrial Development Corporation, in fee..

                              Page 63 of 135 Pages

Exhibit B

                              Page 64 of 135 Pages

                               AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement") dated _______, ____ is by and between SLT PROPERTIES, INC. (the "Seller") and SUBURBAN CABLE TV CO. INC. (the "Buyer").

                                  BACKGROUND

     A. Buyer is the sublessee of certain Premises (hereafter defined) under a sublease dated March 21, 1996 (the "Sublease") between Buyer, as Subtenant, and Surgical Laser Technologies, Inc., as Sublandlord ("Sublandlord").

     B. Sublandlord is the lessee of the Premises under a certain lease (the "Lease") dated September 12, 1991 with Seller.

     C. Seller holds equitable title to the Premises under a certain installment sale agreement with Montgomery County Industrial Development Corporation ("MCIDC"). The Premises is subject to certain notes, mortgages and other documents more fully described in Exhibit "A" attached hereto and incorporated herein (collectively, the "Existing Mortgage Documents").

     D. Buyer has exercised the Purchase Option described in Section 2.3 of the Sublease and has executed and delivered to Seller this Agreement of Sale, the form of which has been incorporated into the Sublease as Exhibit "B" thereto.

                             TERMS AND CONDITIONS

     1. Premises. The Premises consists of all that certain parcel of land identified as 200 Cresson Blvd., Oaks, Upper Providence Township, Montgomery County, Pennsylvania together with all buildings thereon and all easements appurtenant thereto.

     2. Purchase Price. The total purchase price for the Premises (the "Purchase Price") shall be FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND ($4,750,000.00) DOLLARS which shall be paid by Buyer to Seller by either (A) wire transfer of immediately available funds on the Closing Date if the condition described in Paragraph 4(a) is satisfied as of the Closing Date; or (B) if

                              Page 65 of 135 Pages
the condition described in Paragraph 4(b) is satisfied as of the Closing Date, then as follows:

          (a) Existing Mortgages. By Buyer's assumption of the Existing Mortgage Documents (as modified, as of the Closing Date, pursuant to Paragraph 4(b) of this Agreement) and acceptance of the Premises under and subject to:

               i) First Mortgage. The outstanding principal balance as of the Closing Date of the first mortgage loan (the "First Mortgage Loan") made by American United Life Insurance Company ("AULIC") in the original principal amount of THREE MILLION FOUR HUNDRED THOUSAND ($3,400,000.00) DOLLARS secured by a first mortgage lien against the Premises; and

               ii) Second Mortgage. The outstanding principal balance as of the Closing Date of the second mortgage loan (the "Second Mortgage Loan") made by Pennsylvania Industrial Development Authority ("PIDA") in the original principal amount of TWO MILLION ($2,000,000.00) DOLLARS secured by a second mortgage lien against the Premises; and

          (b) Balance. The balance of the Purchase Price shall be paid to Seller on the Closing Date by electronic transfer of immediately available funds to account designated by Seller.

     3. Closing. Closing (the "Closing") under this Agreement shall take place at the offices of the title company insuring Buyer's title to the Premises, or at such other location as the Buyer and Seller shall mutually agree upon, on a date specified by Buyer by notice to Seller on or before the expiration of thirty (30) days after the satisfaction of the conditions precedent to Closing described in Paragraph 4 below, but not later than 164 days after the date of exercise of the Purchase Option or, if later, June 14, 1999 (the "Closing Date").

     4. Conditions to Closing. Closing of the Purchase Option under this Agreement is conditioned upon satisfaction of either Paragraph 4(a) or Paragraph 4(b). If neither the terms of Paragraph 4(a) nor the terms of Paragraph 4(b) are satisfied as of the Closing Date, either Buyer or Seller may terminate this Agreement upon notice to the other:

          (a) Discharge of Existing Mortgages. The Existing Mortgagees accept, in consideration of the discharge of the

                              Page 66 of 135 Pages

Existing Mortgages and all liability of Seller and Sublandlord under the Existing Mortgage Documents, an amount to be mutually agreed upon by the parties; or

          (b) Assumption of Existing Mortgages. The Existing Mortgagees consent to the transfer of the Premises to Buyer under and subject to the Existing Mortgages under the following terms and conditions:

               i) The Lease between Seller and Sublandlord and the Sublease between Sublandlord and Buyer will both be terminated as of the Closing Date.

               ii) Both Seller and Sublandlord will be released from all personal liability under the Existing Mortgage Documents from and after the Closing Date.

               iii) The blended interest rate of the Existing Mortgages as of the Closing Date shall not exceed a) the then-current market rate of interest (including points) and payment terms for similar loans with similarly situated parties ("Market Terms") or, if lower, b) the interest rate (including points) and payment terms then obtainable by Buyer and evidenced by the written commitment of a commercial bank or other institutional lender to Buyer setting forth the terms of such loan ("Buyer Terms") or, if it does, the annual interest rate payable by Buyer under the First Mortgage Loan shall have been "bought-down" or otherwise subsidized by Seller to a rate which, when blended with the annual rate on the Second Mortgage Loan, is equivalent to Market Terms or, if applicable, Buyer Terms. Seller's contribution to any "buy-down" or subsidy arrangement is limited to an amount to be mutually agreed upon by the parties, to be paid out of the balance of the Purchase Price otherwise payable to Seller under Paragraph 2(b).

               Buyer, Seller and Sublandlord shall cooperate with each other in seeking the approval of the Existing Mortgagees to the assumption of the Existing Mortgages on the conditions described in this paragraph.

     5. Title. Title to the Premises at the Closing shall be good and marketable and insurable as such at regular rates by a reputable title company subject to easements and restrictions of record as of the date of the Sublease, if the terms of Paragraph 4(b)

                              Page 67 of 135 Pages
apply, the Existing Mortgage Documents, and other matters affecting title which do not impair or preclude the use of the Premises as described in the Sublease; easements visible upon the ground; and other matters affecting title to which Buyer has consented in writing, not to be unreasonably withheld.

     6. Brokers. The provisions of Section 13.17 of the Sublease are incorporated into this Agreement as if set forth in full.

     7. Reliance; "As-Is" Sale. Buyer has not relied, and will not purchase the Premises in reliance, upon any representation, warranty, statement, act or omission of Seller, Sublandlord, Broker or any agent of Seller or Sublandlord not set forth in this Agreement. Except for such representations and warranties, if any, as Seller has expressly made in this Agreement, Buyer is purchasing the Premises strictly on an "as-is" basis.

     8. Loss by Fire or Other Casualty. If prior to the Closing, the Premises, or any part thereof, shall be damaged by fire or other casualty not arising from the acts or omissions of Buyer, its agents and employees, such that the cost of repair does not exceed twenty (20%) percent of the Purchase Price, Seller and Buyer shall consummate this transaction without any abatement of the Purchase Price whatsoever and, at the Closing, all of the insurance proceeds payable as a result of such damage shall belong (and, to the extent received by Seller, shall be paid) to Buyer or if such proceeds have not then been received by Seller, such proceeds and all of Seller's rights thereto shall be assigned by Seller to Buyer. If the cost of repair is more than twenty (20%) percent of the Purchase Price and the casualty did not arise as a result of the acts or omissions of Buyer, its agents or employees, then Buyer shall have the option to cancel this Agreement upon notice to Seller within twenty (20) days after the date of the casualty. Failure of Buyer to cancel shall be deemed an election to proceed to Closing as in the first sentence of this paragraph.

     9. Condemnation or Eminent Domain. If after exercise of the Purchase Option but prior to the Closing, a notice of condemnation or eminent domain shall be issued with respect to the Premises, Seller shall notify the Buyer and, if the taking does not materially affect the value or utility of the Premises, Buyer shall consummate this transaction without any abatement of the Purchase Price whatsoever and, at the Closing, the proceeds

                              Page 68 of 135 Pages
of any award or payment in respect of any such taking shall belong (and to the extent received by Seller, shall be paid) to Buyer or, if such proceeds have not then been received by Seller, such proceeds, and all of Seller's rights thereto shall be assigned by Seller to Buyer. If the taking materially affects the value or utility of the Premises, Buyer shall have the right to cancel this Agreement upon notice to Seller within twenty (20) days after notification of the taking. Failure of Buyer to cancel shall be deemed an election to proceed to Closing as in the first sentence of this paragraph.

     10. Closing Documents. At the Closing:

          (a) Seller's Documents. Seller will deliver, or cause to be delivered, to Buyer:

               i) If the condition described in Paragraph 4(a) is satisfied, a special warranty deed for the Premises; or, if the condition described in Paragraph 4(b) is satisfied, an assignment of Seller's equitable interest under the installment sale agreement with MCIDC, in either case in form and substance reasonably acceptable to Buyer;

               ii) an affidavit, in accordance with the Foreign Investments in Real Property Tax Act;

               iii) termination of the Lease and the Sublease; and

               iv) such other documents as may be required by the provisions of this Agreement or as may be reasonably required to effectuate the transaction contemplated by this Agreement.

          (b) Buyer's Documents. Buyer will deliver, or cause to be delivered, to Seller

               i) The Purchase Price including, if the condition described in Paragraph 4(b) is satisfied, an assumption agreement and other documentation reasonably required by the Existing Mortgagees to effectuate the assumption of the Existing Mortgages;

               ii) Termination of the Sublease; and

                              Page 69 of 135 Pages

               iii) such other documents as may be required by the provisions of this Agreement or as may be reasonably required to effectuate the transaction contemplated by this Agreement.

     11. Apportionments. County, Township and School district real estate taxes assessed against the Premises shall be apportioned between Buyer and Seller on a per diem basis, without discount or penalty and on the basis of the fiscal year of the authority levying same.

     12. Expenses.

          (a) All realty transfer taxes imposed by any governmental authority upon the conveyance of the Premises shall be divided equally between Seller and Buyer.

          (b) Buyer shall pay for all title insurance premiums and all recording fees for the deed and other documents to be recorded at the Closing except for documents required to be delivered by Seller to clear exceptions to title under this Agreement.

     13. Assignability. This Agreement and the rights and obligations hereunder shall not be assignable by either party without the written consent of the other except that Buyer may assign its rights under this Agreement to its parent or an affiliate of its parent or a shareholder of its parent effective only at Closing and only in compliance with the following conditions: (a) notice is given to Seller and the Title Company of the identity of Buyer's prospective assignee not less than ten (10) days prior to Closing; and (b) if Closing is to occur under the terms of Paragraph 4(b) of this Agreement, AULIC and PIDA have approved the assumption of the Existing Mortgages by Buyer's intended assignee. In the event of any assignment by Buyer, Buyer and its assignee shall be jointly and severally liable for any additional tax payable as a result of the transfer in excess of the amount which would be payable based upon the Purchase Price set forth in this Agreement.

     14. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                              Page 70 of 135 Pages

     15. Time of Essence. All times, wherever specified herein, are of the essence of this Agreement.

     16. Headings. The headings preceding the text of the Sections and Subsections of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction or effect of this Agreement.

     17. Entire Agreement; Amendments. This Agreement sets forth the entire agreement of the parties. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

     18. Recording. This Agreement shall not be recorded in the office for the recording of deeds or in any other office or place of public record except with the prior written consent of Seller.

     19. Tender. Formal tender of an executed deed and purchase price is hereby waived; but nothing herein shall be deemed a waiver, concurrently with Closing hereunder, of the obligation of Seller to execute, acknowledge and deliver a deed for the Premises or the concurrent obligation of Buyer to pay the balance of the Purchase Price.

     20. Notices. Any notices under this Agreement shall be in writing and shall be given in accordance with the terms of the Sublease.

     21. Recovery Fund. As required by the Pennsylvania Real Estate Licensing and Registration Act, Seller and Buyer acknowledge notice of the following: (a) the Pennsylvania legislature has established a real estate recovery fund whose purpose is to compensate persons who obtain a judgment because of fraud, misrepresentation or deceit of any agent. For further information call (717) 783-3658; (b) Agent's fee and the expiration date of a listing agreement, if any, are negotiable; and (c) the broker is agent of the Seller, not the Buyer.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have hereunto executed this Agreement as of the date first above written.

                              Page 71 of 135 Pages

SUBURBAN CABLE TV CO. INC.          SURGICAL LASER TECHNOLOGIES, INC.

By:_______________________          By:________________________

Title:____________________          By:________________________

Date:_____________________          Date:______________________

                                    SLT PROPERTIES, INC.

                                    By:___________________________

                                    Title:________________________

                                    Date: ________________________

                              Page 72 of 135 Pages

                          EXHIBIT "A" TO SLT/SUBURBAN
                               AGREEMENT OF SALE

A. $3,400,000 First Mortgage Loan from AULIC (all dated August 16, 1991, and delivered September 12, 1991, unless otherwise indicated)

     1. $3,400,000 Mortgage Note executed by Borrower, Guarantor and MCIDC in favor of First Lender

     2.   Mortgage executed by Borrower and MCIDC in favor of First Lender

     3.   Guaranty Agreement executed by Guarantor

     4.   Assignment of Rents and Leases executed by Borrower and MCIDC

     5. Tenant Agreement dated September 12, 1991, among Borrower, Guarantor and First Lender

     6.   UCC-1 Financing Statements executed by Borrower and MCIDC

     7.   Subordination Agreement among Borrower, Guarantor, MCIDC and First
          Lender

B. $2,000,000 Second Mortgage Loan from PIDA (all dated November 20, 1991, and delivered December 2, 1991, unless otherwise indicated)

     1. Amended and Restated Installment Sale Agreement dated November 25, 1991, between MCIDC and Borrower

     2.   Amended and Restated Installment Memorandum of Installment Sale
          Agreement

     3.   Loan Agreement between MCIDC and PIDA

     4.   $2,000,000 Note executed by MCIDC in favor of PIDA

     5.   Open-End Mortgage executed by MCIDC in favor of PIDA

     6. Consent, Subordination and Assumption Agreement among Borrower, MCIDC and PIDA

                              Page 73 of 135 Pages

     7. Assignment of Installment Sale Agreement executed by MCIDC in favor of PIDA

     8. Assignment of Lease dated December 2, 1991, executed by Borrower in favor of PIDA

     9. Guaranty and Surety Agreement dated December 2, 1991, executed by Guarantor

                              Page 74 of 135 Pages

Exhibit C

                              Page 75 of 135 Pages

            NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT


     This Agreement is made this ___ day of March, 1996 by and among AMERICAN UNITED LIFE INSURANCE COMPANY, an Indiana corporation ("Lender"), SLT PROPERTIES, INC., a Delaware corporation ("Owner"), SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation ("Sublandlord"), and SUBURBAN CABLE TV CO. INC., a Pennsylvania corporation ("Subtenant").

                                  BACKGROUND

     A. Lender is the holder of a mortgage ("Mortgage") dated August, 16, 1991 and recorded in Montgomery County, Pennsylvania in Mortgage Book ____, page ____, granted by the Owner and by Montgomery County Industrial Development Corporation to the Lender, in the original principal amount of $3,400,000, which Mortgage creates a mortgage lien on premises commonly known as 200 Cresson Boulevard, Oaks, Pennsylvania ("Premises").

     B. Owner and Sublandlord entered into a Lease Agreement dated August 16, 1991 ("Lease"), pursuant to which Owner leased the Premises to Sublandlord.

     C. Sublandlord and Subtenant have entered into a Sublease Agreement dated March __, 1996 ("Sublease"), pursuant to which Sublandlord has agreed to sublease the Premises to Subtenant. The Sublease provides that Subtenant has the right to terminate the Sublease if Lender does not execute this Agreement.

     D. By the execution this Agreement, the parties wish to provide for the non-disturbance of Subtenant's possession of the Premises and the subordination of the Subtenant's leasehold estate to the lien of the Mortgage.

     NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     XIV. Subtenant hereby acknowledges and agrees that its leasehold estate created under the terms of the Sublease and all of its rights thereunder will be subject and subordinate to the rights

                              Page 76 of 135 Pages
and lien of the Lender under the terms of the Mortgage and any modifications, replacements, renewals or extensions thereof.

     XV. So long as Subtenant is not in default in performing its obligations under the terms of the Sublease, the Lender agrees, for itself and its successors and assigns, that it will not disturb or interfere with the enjoyment by Subtenant of Subtenant's leasehold estate in the Premises, including all rights granted by the Sublease. However, in no event shall Lender, or any subsequent purchaser or grantee (a) be liable for any act or omission or Owner or Sublandlord; (b) be subject to any offset or deficiency which Subtenant may have against Owner or Sublandlord; or (c) have any obligation with respect to any security deposited under the Sublease unless such security has been delivered to Lender.

     XVI. If the Lender succeeds to the Owner's interest as landlord, either as a result of mortgage foreclosure proceedings or as a result of any conveyance in lieu of mortgage foreclosure, and Sublandlord ceases to be entitled to possession under the Lease, then Subtenant agrees that it will attorn directly to the Lender (or in the event of a foreclosure or sale of the Premises to any purchaser or grantee) as if the Lender were the landlord named in the Sublease; the Lender, in turn, will accept the Subtenant's attornment and will recognize the leasehold interest of Subtenant under the terms of the Sublease, to the end that Subtenant may continue to peaceably and quietly have, hold and enjoy the Premises, provided that Subtenant has then complied and continues to comply with the terms of the Sublease.

     XVII. Subtenant acknowledges that it has notice that the Lease and the Sublease and the rent and all sums due thereunder have been assigned to the Lender as part of the security for the note secured by the Mortgage. If the Lender notifies Subtenant of a default under the Mortgage or note, and demands that Subtenant pay its rent and all other sums due under the Sublease to the Lender, Subtenant agrees that it will honor such demand and pay its rent and all other sums due under the Sublease directly to the Lender.

     XVIII. Subtenant covenants and acknowledges that except to the extent provided in the Sublease, it has no right or

                              Page 77 of 135 Pages
option of any nature whatsoever, whether pursuant to the Sublease or otherwise, to purchase the Premises or any portion thereof, or any interest in the Premises. To the extent that Subtenant has any such right or option, the same is hereby acknowledged to be subject to and subordinate to the Mortgage. Lender shall have no obligation, nor incur any liability, with respect to any warranties of any nature whatsoever, whether pursuant to the Sublease or otherwise including, without limitation, any warranties respecting use, compliance with zoning, habitability, fitness for purpose or possession.

     XIX. Anything herein or in the Sublease to the contrary notwithstanding, if the Lender shall acquire title to the Premises, the Lender shall have no obligation, nor incur any liability, beyond the Lender's then interest, if any, in the Premises for the payment and discharge of any obligations imposed upon the Lender hereunder or under the Sublease, and the Lender is hereby released or relieved of any other obligations hereunder and under the Sublease. Subtenant agrees that with respect to any money judgment which may be obtained or secured by Subtenant against the Lender, Subtenant shall look solely to the estate or interest owned by the Lender in the Premises or any portion thereof, and Subtenant will not collect or attempt to collect any such judgment out of any other assets of the Lender.

     XX. Subtenant will neither offer nor make prepayment of rent (for a period in excess of one month) nor further change the terms, covenants, conditions and agreements of the Sublease in any manner without the express consent in writing of the Lender, which consent shall not be unreasonably withheld.

     XXI. The foregoing provisions shall be self-operative and effective without the execution of any further instrument of any party hereto. However, Subtenant agrees to execute and deliver to the Lender or to any person to whom Subtenant herein agrees to attorn, such other instruments as either shall reasonably request, in order to effectuate the foregoing provisions.

     XXII. No modification, amendment, waiver or release of any provision of this Agreement shall be valid or binding unless

                              Page 78 of 135 Pages
in writing and duly executed by the party against whom the same is sought to be asserted.

     XXIII. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Provided, however, that in the event of the assignment or transfer of the interest of the Lender, all obligations and liabilities of the Lender under this Agreement shall terminate and all such obligations and liabilities shall be the responsibility of the party to whom the Lender's interest is assigned or transferred; and provided further that the interest of Subtenant under this Agreement may not be assigned or transferred without the written consent of the Lender.

     XXIV. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

                              Page 79 of 135 Pages

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


ATTEST OR WITNESS:                  AMERICAN UNITED LIFE INSURANCE
                                    COMPANY


__________________________          By:____________________________


                                    SLT PROPERTIES, INC.


__________________________          By:____________________________


                                    SURGICAL LASER TECHNOLOGIES,
                                    INC.


__________________________          By:____________________________


                                    SUBURBAN CABLE TV CO. INC.


__________________________          By:____________________________

                              Page 80 of 135 Pages

Exhibit D

                              Page 81 of 135 Pages

                ACCORD (R) CERTIFICATE OF INSURANCE     DATE  (MM/DD/YY) 3/11/96

PRODUCER:
- ------------------                 THIS CERTIFICATE IS ISSUED AS A MATTER OF
THE GRAHAM COMPANY                 INFORMATION ONLY AND CONFERS NO RIGHTS
THE GRAHAM BUILDING                UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
ONE PENN SQUARE WEST               DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE
PHILADELPHIA, PA. 19102            AFFORDED BY THE POLICIES BELOW.


INSURED:                           COMPANIES AFFORDING COVERAGE:
- ------------------                 ---------------------------------------------
SURGICAL LASER TECHNOLOGIES, INC.  COMPANY A: ST. PAUL FIRE & MARINE INSURANCE
200 CRESSON BOULEVARD                         COMPANY
P.O. BOX 880                       COMPANY B:
OAKS, PA. 19456                    COMPANY C:
                                   COMPANY D:

COVERAGES:
- ------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

                                                      POLICY          POLICY
                                                       DATE         EXPIRATION
CO                                        POLICY     EFFECTIVE         DATE
LTR  TYPE OF INSURANCE                    NUMBER     (MM/DD/YY)     (MM/DD/YY)                   LIMITS
- ---------------------------------------------------------------------------------------------------------------------
 A   GENERAL LIABILITY:
     X    COMMERCIAL GENERAL LIABILITY  TEO6400229     3/1/96         3/1/97    GENERAL AGGREGATE          $2,000,000
     X    OCCUR                                                                 PRODUCTS-COMP/OP AGG               $0
                                                                                PERSONAL & ADV INJURY      $1,000,000
                                                                                EACH OCCURRENCE            $1,000,000
                                                                                FIRE DAMAGE (Any one fire) $1,000,000
                                                                                MED EXP (Any one person)       $5,000

 A   AUTOMOTIVE LIABILITY:
     X    ANY AUTO                      TEO6400229     3/1/96         3/1/97    COMBINED SINGLE LIMIT      $1,000,000

 A   EXCESS LIABILITY:
     X    UMBRELLA FORM                 TEO6400229     3/1/96         3/1/97    EACH OCCURRENCE           $10,000,000
                                                                                AGGREGATE                 $10,000,000


                              Page 82 of 135 Pages

                                                      POLICY          POLICY
                                                       DATE         EXPIRATION
CO                                        POLICY     EFFECTIVE         DATE
LTR  TYPE OF INSURANCE                    NUMBER     (MM/DD/YY)     (MM/DD/YY)                   LIMITS
- ---------------------------------------------------------------------------------------------------------------------
 A   WORKERS COMPENSATION AND
        EMPLOYER'S LIABILITY:           WVA6400082     3/1/96         3/1/97    EACH ACCIDENT                $100,000
                                                                                DISEASE-POLICY LIMIT         $500,000
                                                                                DISEASE-EACH EMPLOYEE        $100,000
     OTHER:
 A   PROPERTY                           TEO06400326    3/1/96         3/1/97    BLANKET BUILDING & PERSONAL
                                                                                PROPERTY - $ 15,268,000
                                                                                BLANKET BUSINESS INCOME & EXTRA
                                                                                EXPENSE - $ 5,000,000

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS:
- --------------------------------------------------------------------------------
FOR DISCLOSURE TO SUBURBAN TELEVISION CABLE COMPANY INC.

CANCELLATION:
- ------------------

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES

AUTHORIZED REPRESENTATIVE

/S/ William A. Graham IV

                              Page 83 of 135 Pages